Exhibit 10.3

Addendum2 to Globalware Solutions Service Agreement Globalware Worldwide

Globalware Worldwide
Addendum2 to Globalware Solutions Service
Agreement dated May 10, 2007

Addendum2 to Globalware Solutions Service Agreement Globalware Worldwide

Addendum2 to Globalware Solutions Service Agreement
Table of Contents

1. Overview	3
2. Account Management Fees	3
3. SKU Pricing	3
4. Price Increases	3
5. Acceptance	4

Addendum2 to Globalware Solutions Service Agreement Globalware Worldwide

1. Overview
The following is an addendum to the “Globalware Solutions Service Agreement” (hereinafter “Agreement”) dated May 10, 2007, governing the relationship between GlobalWare Solutions, Inc. (GWS) and SPSS Inc. (SPSS) regarding the provision of services by GWS on behalf of SPSS. This addendum is being executed pursuant to the terms and conditions of the Agreement and is intended to outline additional requirements which are considered to be ongoing and continuous for the life of the relationship between GWS and SPSS and certain modifications to the Agreement.
2. Account Management Fees
Account Management Fees are to be calculated based on Full Time Equivalent (FTE) employees working on the SPSS account consolidated across all services (i.e., Trialware, PFD, ESD, and Web Store) provided by GWS to SPSS. The amount of FTEs should be mutually agreed upon in writing by both parties in advance of any month where charges will be incurred. Account management fees will be charged by GWS to SPSS according to the following table:

Location:	Haverhill	Amsterdam	Singapore
Monthly Management Fee Per FTE Account Manager	$5,000.00	€3,950.00	$3,500.00
3. SKU Pricing

ITEM	1 to 9	10 to 19	20 or more
Adding SKU	$470	$275	$235
Modifying SKU	$260	$165	$130
Deleting SKU	No Charge	No Charge	No Charge
Note that these charges are incurred for setup of SKUs in GWS’ Power Access System for ultimate viewing by an SPSS customer in their Asset Management Portal (AMP), above and beyond the SKU setup for ESD initiation in accordance to the SOW governing that implementation. The effort, and therefore the charges, to setup these products is the same whether the products are to be fulfilled physically or electronically.
4. Price Increases
The prices set forth above cannot be changed during the Initial Term of this Statement of Work. Thereafter, the pricing can be increased prior to each renewal term by no more than five (5) percent over the prior year’s prices.

Addendum2 to Globalware Solutions Service Agreement Globalware Worldwide

5. Acceptance
Besides the changes and additions set forth above all other terms and conditions in the Agreement shall remain unchanged and in effect.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective dually authorized officers or representatives as of the Effective Date, which is defined as the date that the last party signs.

SPSS:	GWS:
SPSS Inc.	GlobalWare Solutions, Inc.
233 S. Wacker Drive, 11th floor,	200 Ward Hill Ave
Chicago, Illinois 60606	Haverhill, MA 01835

Signed and Agreed By:		Signed and Agreed By:

/s/ Raymond H. Panza	April 7, 2008	/s/ John P. Viliesis	3-28-08

(Signature)	(Date)	(Signature)	(Date)

Raymond H. Panza	EVP & CFO	John P. Viliesis	CFO

(Name)	(Title)	(Name)	(Title)